Exhibit 99.1

Management’s Comments on the Attached Financial Statements and Notes

The financial statements herewith filed have been neither audited nor reviewed by a PCAOB-certified accountant. Management bears the entire responsibility for the content of these preliminary statements. Management is currently in negotiations with PCAOB-certified accountants for purposes of auditing these financial statements for the fiscal year ended June 30, 2010 and thereafter for the fiscal years ending June 30, 2011 and 2012, and for the review of the interim quarterly statements due the 30th of September, 31st of December and the 31st of March for each of the fiscal years concerned. These reports will be filed on Forms 10-K and 10-Q, as appropriate, as soon as they become available.

Management has reviewed these financial statements of The Tirex Corporation. Based on our reviews, we are not aware of any material modifications that should be made to such consolidated financial statements for them to be in conformity with accounting principles generally accepted in the United States of America (US-GAAP), without consultation with an independent PCAOB-certified CPA firm, as to the current application of US-GAAP or any modifications thereto since the last audit of our financial statements.

Based on our knowledge, these financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Based on our knowledge, the financial statements, and other financial information included herewith, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

It should be noted that there is a significant difference between “expenses” as defined under US-GAAP and cash outflows. Be advised that these statements have been prepared in accordance with US-GAAP respecting to revenue and expense recognition and that very substantial differences exist between accounting-defined expenses and actual cash outlays, which, in the current presentation, are substantially less than accounting-recorded expenses. Readers are strongly advised to consult the Statement of Cash Flows, in conjunction with The Income Statement to appreciate such differences.

Management’s certifying officers are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.	designed such disclosure controls and procedures or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
b.	designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
c.	evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
d.	disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal period that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting.

THE TIREX CORPORATION
A DEVELOPMENT STAGE COMPANY

CONSOLIDATED FINANCIAL STATEMENTS
(Prepared by Management without Review or Audit by an Independent CPA firm)

JUNE 30, 2010

THE TIREX CORPORATION

A DEVELOPMENT STAGE COMPANY

CONSOLIDATED BALANCE SHEET

JUNE 30, 2010

(Prepared by Management without Review or Audit by an independent CPA firm)

	June 30,	June 30,
	2010	2009

ASSETS

Other assets
Patents	$1	$1
Total Other Assets	1	1

Total Assets	$1	$1

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Accounts payable and accrued liabilties	$1,766,849	$1,540,428
Accrued liabilties - related parties	1,191,982	1,534,648
Notes payable - related party	-	-
Convertible notes - non-related parties	663,945	675,745
Derivative liability	1,069,075	1,230,621
Total Current Liabilities	4,691,852	4,981,442

Total Liabilities	4,691,852	4,981,442

Stockholders' Equity (Deficit)
Preferred stock, $.005 par value, authorized 15,000,000 Series A shares, issued and outstanding 15,000,000 Series A shares (June 30, 2009 - 15,000,000 shares)	75,000	75,000
Common stock, $.001 par value, authorized 1,000,000,000 shares, issued and outstanding 1,876,999,756 shares (June 30, 2009 - 1,119,492,216 shares)	1,877,000	1,119,492

Common stock payable	29,691	43,500
Additional paid-in capital	27,784,299	26,797,293
Deficit accumulated prior to entering development stage	(1,057,356)	(1,057,356)
Deficit accumulated during the development stage	(32,853,326)	(31,499,730)
Unrealized loss on foreign exchange	(547,159)	(459,640)
	(4,691,851)	(4,981,441)

Total Liabilities and Stockholders' Equity (Deficit)	$1	$1

THE TIREX CORPORATION

A DEVELOPMENT STAGE COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Prepared by Management without Review or Audit by an independent CPA firm)

					Cumulative from
	Three months ended		Twelve months ended		March 26, 1993
	June 30		June 30		to
	2010	2009	2010	2009	June 30, 2010

Revenues	$-	$-	$-	$-	$1,354,088

Cost of Sales	-	-	-	-	1,031,075

Gross profit	-	-	-	-	323,013

Operations
General and administrative	117,120	-	807,333	838,404	15,911,002
Depreciation and amortization	-	-	-	-	340,545
Research and development	-	-	-	-	15,396,966

Total Expense	117,120	-	807,333	838,404	31,648,513

Income (loss) before other expenses	(117,120)	-	(807,333)	(838,404)	(31,325,500)

Other expenses (income)
Interest expense	23,059	-	92,235	92,235	1,163,633
Accretion expense	-	-	-	-	750,000
Interest income	-	-	-	-	(45,443)
Income from stock options	-	-	-	-	(10,855)
Impairment of fixed assets	-		-	-	50,000
Loss (gain) on change in derivative liability	(353,148)		(161,546)	(1,094,951)	319,075
Loss (gain) on settlement of debt	(24,362)	-	615,574	(293,701)	(809,270)
Loss on disposal of equipment	-	-	-	-	4,549

Total Other expenses (income)	(354,451)	-	546,263	(1,296,417)	1,421,689

Provision for income taxes	-	-	-	-	-

Net income (loss)	237,331	-	(1,353,596)	458,013	(32,747,189)

Other comprehensive loss
Loss (gain) on foreign exchange	-	-	-	-	106,137

Net income (loss) and comprehensive income (loss)	$237,331	$-	$(1,353,596)	$458,013	$(32,853,326)

Basic net income (loss) and comprehensive income (loss) per share - basic	$0.00	$-	$(0.00)	$0.00

Basic net income (loss) and comprehensive income (loss) per share - diluted	$0.00	$-	$(0.00)	$0.00

Weighted average number of shares - basic	1,483,685,430	740,673,574	1,483,685,430	740,673,574

Weighted average number of shares - diluted	1,483,685,430	1,195,411,253	1,483,685,430	1,195,411,253

THE TIREX CORPORATION

A DEVELOPMENT STAGE COMPANY

(Prepared by Management without Review or Audit by an Independent CPA firm)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

							Deficit
							Accumulated	Deficit
							Prior to	Accumulated	Unrealized	Total
					Common	Additional	Entering	During	gain (loss)	Stockholders’
	Common Stock		Preferred Stock		Stock	Paid-in	Developmental	Developmental	on foreign	Equity
	Shares	Amount	Shares	Amount	Payable	Capital	Stage	Stage	exchange	(Deficit)
Balance June 30, 2001 (Restated)	176,366,408	176,366	-	-	-	22,592,701	(1,057,356)	(22,695,407)	(180,229)	(1,163,925)

Stock issued for services	18,466,162	18,466				314,859				333,325
Shares issued in exchange for debt	24,075,502	24,076				1,649,442				1,673,518
Issuance of common stock	5,849,487	5,850				61,897				67,747
Interest expense on convertible note discount						3,403				3,403
Unrealized foreign exchange									(19,940)	(19,940)
Net loss and comprehensive loss								(4,089,933)		(4,089,933)

Balance June 30, 2002 (Restated)	224,757,559	224,758	-	-	-	24,622,302	(1,057,356)	(26,785,340)	(200,169)	(3,195,805)

Stock issued for services	5,455,000	5,455				130,920				136,375
Shares issued in exchange for debt	15,400,000	15,400				441,183				456,583
Issuance of common stock	4,283,333	4,283				31,217				35,500
Interest expense on convertible note discount						999				999
Unrealized foreign exchange									(182,365)	(182,365)
Net loss and comprehensive loss								(2,417,261)		(2,417,261)

Balance June 30, 2003 (Restated)	249,895,892	249,896	-	-	-	25,226,621	(1,057,356)	(29,202,601)	(382,534)	(5,165,974)

Interest expense on convertible note discount						1,000				1,000
Unrealized foreign exchange									(30,325)	(30,325)
Net loss and comprehensive loss								(427,966)		(427,966)

Balance June 30, 2004 (Restated)	249,895,892	249,896	-	-	-	25,227,621	(1,057,356)	(29,630,567)	(412,859)	(5,623,265)

Unrealized foreign exchange									(63,448)	(63,448)
Net loss and comprehensive loss								(7,717,592)		(7,717,592)

Balance June 30, 2005 (Restated)	249,895,892	249,896	-	-	-	25,227,621	(1,057,356)	(37,348,159)	(476,307)	(13,404,305)

THE TIREX CORPORATION

A DEVELOPMENT STAGE COMPANY

CONSOLIDATED STATEMENT OF CASH FLOWS

(Prepared by Management without Review or Audit by an independent CPA firm)

	Three months ended		Twelve months ended		Cumulative from
	June 30		June 30		March 26, 1993 to
	2010	2009	2010	2009	June 30, 2010

Cash flows from operating activities:

Net income (loss)	$-	$-	$(1,353,596)	$458,013	$(32,853,326)

Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	-	-	-	-	340,545
Imputed interest	-	-	-	-	28,344
Accretion expense	-	-	-	-	750,000
Impairment of fixed assets	-	-	-	-	50,000
(Gain) loss on disposal and abandonment of assets	-	-	-	-	2,005,498
(Gain) loss on settlement of debt	-	-	615,574	(293,701)	(809,270)
Loss on issuance of preferred stock	-	-	-	115,000	386,000
Common stock issued in exchange for services and expenses	-	-	355,995	102,335	11,304,644
Stock options issued in exchange for services	-	-	7,200	30,000	3,144,590
Change in derivative liability	-	-	(161,546)	(1,094,951)	319,075
					-
Changes in assets and liabilities:					-
(Increase) decrease in:					-
Inventory	-	-	-	-	(73,323)
Sales tax receivable	-	-	-	-	(36)
Other assets	-	-	-	-	(10,120)
(Decrease) increase in :					-
Accounts payable and accrued liabilities	-	-	541,951	103,403	2,948,751
Accrued liabilities - related parties	-	-	17,641	387,269	2,769,221

Net cash used in operating activities	-	-	23,219	(192,632)	(9,699,407)

Cash flow from investing activities:
Increase in notes receivable	-	-	-	-	(259,358)
Reduction in notes receivable	-	-	-	-	237,652
Investment	-	-	-	-	(89,500)
Equipment	-	-	-	-	(321,567)
Equipment assembly costs	-	-	-	-	(1,999,801)
Organization cost	-	-	-	-	6,700
Reduction in security deposit	-	-	-	-	(1,542)

Net cash used in investing activities	-	-	-	-	(2,427,416)

Cash flow from financing activities:
Loans from related parties					4,354,835
Deferred financing costs	-	-	-	-	180,557
Due to stockholders	-	-	-	-	5,000
Proceeds from deposits	-	-	-	-	143,500
Payments on notes payable	-	-	-	-	(409,939)
Proceeds from convertible notes	-	-	-	-	754,999
Proceeds from notes payable	-	-	-	-	409,939
Payments on lease obligations	-	-	-	-	(86,380)
Proceeds from issuance of convertible subordinated debentures	-	-	-	-	1,035,000
Proceeds from private investors	-	-	64,300	47,300	303,400
Proceeds from loan payable	-	-	-	-	591,619
Payments on loan payable	-	-	-	-	(488,439)
Proceeds from issuance of stock options	-	-	-	-	20,000
Proceeds from grants	-	-	-	-	3,628,277
Proceeds from issuance of common stock	-	-	-	-	85,582
Proceeds from additional paid-in capital	-	-	-	-	2,145,775

Net cash provided by financing activities	-	-	64,300	47,300	12,673,725

Effect of Exchange rate changes on cash and cash equivalents	-	-	(87,519)	145,332	(547,159)

Net (decrease) increase in cash and cash equivalents	-	-	87,519	(145,332)	546,902

Cash and cash equivalents - beginning of period	-	-	-	-	257

Cash and cash equivalents - end of period	$-	$-	$-	$-	$-

	Three months ended		Twelve months ended
	June 30		June 30
	2010	2009	2010	2009

Non-Cash Financing and Investing Activities:

Issuance of common stock for exercise of stock options	-	-	7,500	7,500
Issuance of common stock for the settlement of accounts payable and accrued liabilities	-	-	257,018	257,018
Issuance of common stock for the settlement of accrued liabilities - related parties	-	-	1,154,372	1,154,372
Common stock to be issued to related parties for accrued expenses	-	-	43,500	43,500
Issuance of common stock for the settlement of convertible notes - related parties	-	-	162,500	162,500
Issuance of common stock for the settlement of convertible notes - non-related parties	-	-	291,800	291,800

THE TIREX CORPORATION

A DEVELOPMENT STAGE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010

NOTE 1     BACKGROUND

NATURE OF BUSINESS

The Tirex Corporation (the "Company" or “Tirex”) was incorporated under the laws of the State of Delaware on August 19, 1987 as Tirex America, Inc. The Company was originally organized to provide comprehensive health care services, but due to its inability to raise sufficient capital, was unable to implement its business plan. The Company became inactive in November 1990.

REORGANIZATION

On March 26, 1993, the Company entered into an acquisition agreement (the "Acquisition Agreement") with Louis V. Muro, currently an officer and a director of the Company, and former Officers and Directors of the Company (collectively the "Seller"), for the purchase of certain technology owned and developed by the Seller (the "Technology") to be used to design, develop and construct a prototype machine and thereafter a production quality machine for the cryogenic disintegration of used tires. The Technology was conceptually developed by the Seller prior to their affiliation or association with the Company. On March 26, 1993, the Company entered the development stage.

CHANGE OF NAME

On July 11, 1997, the Company changed its name from Tirex America, Inc. to The Tirex Corporation.

DEVELOPMENT STAGE

At June 30, 2010, the Company is still in the development stage. The operations consist mainly of raising capital, obtaining financing, developing equipment, obtaining customers and supplies, installing and testing equipment and administrative activities.

NOTE 2     GOING CONCERN

The Company’s consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

In March 1993, the Company had begun its developmental stage with a new business plan. As of March 2000, the Company had developed a production quality prototype of its patented system for the disintegration of scrap tires, but nonetheless continued its research and development efforts to improve the machine's performance and to permit greater flexibility in design for specific customer applications. Due to the Company’s lack of working capital during the year ended June 30, 2002, all rubber crumb production was suspended and research and development efforts have been hampered. Pending receipt of funding from operations, government assistance, loans or equity financing, crumb rubber production and previous research and development efforts will not be resumed. While the Company has engaged the process of marketing the TCS System to numerous potential clients since the beginning of the fiscal year commencing July 1, 2000, as of June 30, 2010, the Company had not yet consummated an unconditional purchase order for a TCS System. As a result, the Company expects to continue to incur operating losses and may not have enough capital to grow its business in the future or continue as a going concern. The Company can give no assurance that it will achieve profitability or be capable of sustaining profitable operations. As a result, operations in the near future are expected to continue to use working capital. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result if the Company is unable to continue as a going concern.

To successfully grow the business, the Company must decrease its cash outflows, improve its cash position and succeed in its ability to raise additional capital through a combination of primarily public or private equity offerings or strategic alliances. The Company is also dependent on the success of its marketing of its TCS Systems. The Company's uncertainty as to its ability to generate revenue and its ability to raise sufficient capital, raise substantial doubt about the entity's ability to continue as a going concern.

THE TIREX CORPORATION

A DEVELOPMENT STAGE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010

The Company is currently in the process of trying to obtain additional financing for its current operations and consummate an initial sale of its TCS Systems.

As reported in the accompanying financial statements, the Company incurred a net loss of $1,325,105 for the year ended June 30, 2010 and a net profit of $458,013 for the year ended June 30, 2009. The net profit realized during the year ended June 30, 2009 was primarily due to the change in derivative value.

NOTE 3     SUMMARY OF ACCOUNTING POLICIES

This summary of significant accounting policies is provided to assist the reader in understanding the Company’s financial statements. The financial statements and notes thereto are the representations of the Company’s management. The Company’s management is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States (without consultation with an independent CPA firm) and have been consistently applied in the preparation of the financial statements.

BASIS OF PRESENTATION

These consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. Dollars. The Company’s fiscal year-end is June 30.

BASIS OF CONSOLIDATION

The consolidated financial statements include the consolidated accounts of The Tirex Corporation, Tirex Canada R&D Inc., The Tirex Corporation Canada Inc., Tirex Advanced Products Quebec Inc. and Tirex Acquisition Corp., all of these subsidiaries currently being dormant. Certain of these companies have actually been de-registered by government authorities but could easily be revived if circumstances would warrant such action. Tirex Canada R&D Inc. is held 51% by two shareholders of the Company. The shares owned by these shareholders are held in escrow by the Company's attorney and are restricted from transfer thereby, substantively for recording purposes, allowing for a full consolidation of this Company. The Tirex Corporation Canada Inc., Tirex Advanced Products Quebec Inc. and Tirex Acquisition Corp. are 100% held by the Company. All subsidiary companies are dormant. All material inter-company transactions and accounts have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments, with a maturity of three months or less, to be cash equivalents. There were no cash equivalents as of June 30, 2010 and 2009.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation and provisions for write-downs. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets which is generally five years for machinery and equipment.

Maintenance and repair costs are expensed as incurred while additions and betterments are capitalized. The cost and related accumulated depreciation of assets sold or retired are eliminated from the accounts and any gains or losses are reflected in earnings.

The Company has taken depreciation and impairment charges over the years on its machinery and equipment bringing its carrying value, at June 30, 2010 and 2009, to $0.

THE TIREX CORPORATION

A DEVELOPMENT STAGE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010

INTANGIBLE ASSETS

Intangible assets are carried at the purchased cost less accumulated amortization. Amortization is computed over the estimated useful lives of the respective assets, generally from fifteen to twenty years.

ESTIMATES

The preparation of the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

BASIC AND DILUTED INCOME (LOSS) PER COMMON SHARE

Basic net income (loss) per share includes no dilution and is computed by dividing net income (loss) available to common stockholders by the weighted average number of shares of common stock outstanding for the period. Diluted earnings per share is computed by dividing net income by the weighted average number of shares outstanding and, when dilutive, potential shares from stock options, stock warrants to purchase common stock using the treasury method and conversions of outstanding debt using the “if converted” method.

Diluted EPS Calculation Summary
For the year ended June 30, 2009

Weighted average shares outstanding , basic	740,673,574
Net Income	458,013
Basic EPS	0.00

Adjustments to WASO due to dilution	454,737,679
Adjustments to net income due to dilution	71,890

New WASO	1,195,411,253
New Net Income	529,903

Diluted EPS	0.00

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company accounts for its financial instruments in accordance with ASC Topic 825, which requires the disclosure of fair value information about financial instruments when it is practicable to estimate that value. The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, inventory, accounts payable, accrued liabilities and convertible notes. The estimated fair value of cash, cash equivalents, accounts receivable, accounts payable and accrued liabilities and other short-term liabilities approximate their carrying amounts due to the short-term nature of these instruments. The fair value of related party transactions is not determinable due to their related party nature. The carrying value of the convertible notes also approximates fair value since their terms are similar to those in the lending market for comparable loans with comparable risks. None of these instruments are held for trading purposes.

FAIR VALUE MEASUREMENTS

In accordance with the authoritative guidance on fair value measurements and disclosure under U.S. GAAP, the Company determines fair value using a fair value hierarchy that distinguishes between market participant assumptions developed based on market data (observable inputs) obtained from sources independent of the reporting entity, and a reporting entity’s own assumptions (unobservable inputs) about market participant assumptions developed based on the best information available in the circumstances and expands disclosure about fair value measurements.

THE TIREX CORPORATION

A DEVELOPMENT STAGE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010

Fair value is the price that would be received to sell an asset or paid to transfer a liability in the Company’s principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date, essentially the exit price.

The levels of fair value hierarchy are as follows:

•	Level one – Quoted market prices in active markets for identical assets or liabilities;
•	Level two – Inputs other than level one inputs that are either directly or indirectly observable; and
•	Level three – Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Level 1 investments are valued based on quoted market prices in active markets. Level 2 investments are valued based on quoted prices in markets that are not active, broker or dealer quotations, or alternative pricing sources with reasonable levels of price transparency.

A financial instrument’s level within the fair value hierarchy is based upon the lowest level of any input that is significant to the fair value measurement. However, the determination of what constitutes “observable” requires significant judgment by the Company. The Company evaluates its hierarchy disclosures each quarter.

The Company utilizes various types of financing to fund its business needs including convertible notes with warrants attached. The Company reviews its warrants and conversion features of securities issued as to whether they are freestanding or contain an embedded derivative, and if so, whether they are classified as a liability at each reporting period until the amount is settled and reclassified into equity with changes in fair value recognized in current earnings. At June 30, 2010 and 2009, the Company’s only asset or liability measured at fair value on a recurring basis is its derivative liability associated with the units consisting of convertible notes. The Company classifies the fair value of these warrants under level three. The fair value of the derivative liability as of June 30, 2010 was $1,069,075 (June 30, 2009 - $1,230,621) and the gain due to valuation for the twelve months ended June 30, 2010 and 2009 was $161,546 and $1,094,951, respectively.

INCOME TAXES

The Company uses the liability method of accounting for income taxes under which deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as part of the provision for income taxes in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized in the future.

The Company has net operating loss carry forwards of approximately $32.5 million as of June 30, 2010, expiring through 2030, that may be offset against future taxable income. Because of the uncertainties discussed in Note 2, however, any deferred tax asset established for utilization of the Company's tax-loss carry forwards correspondingly requires a valuation allowance of the same amount. The Company had no uncertain tax positions at June 30, 2010 or 2009.

Utilization of net operating loss carry forwards may be subject to a substantial annual limitation due to ownership change limitations provided by the Internal Revenue Code of 1986, as well as state and foreign provisions. These ownership changes may limit the amount of net operating loss carry forwards that can be utilized annually to offset future taxable income and tax, respectively. Subsequent ownership changes could further affect the limitation in future years. These annual limitation provisions may result in the expiration of certain net operating losses and credits before utilization.

THE TIREX CORPORATION

A DEVELOPMENT STAGE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010

DERIVATIVE INSTRUMENTS

The Company does not enter into derivative contracts for purposes of risk management or speculation. However, from time to time, the Company enters into contracts, namely convertible notes, that are not considered derivative financial instruments in their entirety, but that include embedded derivative features.

In accordance with FASB ASC Topic 815-15, Embedded Derivatives, and guidance provided by the SEC Staff, the Company accounts for these embedded features as a derivative liability at fair value, and the unrealized changes in the values of these derivatives are recorded in the statement of operations as gain or loss on derivatives.

FOREIGN CURRENCY TRANSLATION

a)     Reporting Currency

The Company's functional currency is the Canadian dollar. Accordingly, the consolidated financial statements are converted into the reporting currency (the U.S. dollar) using the current rate method. Under this method, the consolidated financial statements are converted into U.S. dollars as follows: assets and liabilities are converted at the exchange rate in effect at the date of the balance sheet, and revenue and expenses are converted using the average exchange rate for the period. All gains and losses resulting from the conversion of the consolidated financial statements into the reporting currency are included in other comprehensive income or loss for the period and accumulated in a separate component of stockholders’ equity as accumulated other comprehensive income or loss.

b)      Foreign Currency Transactions

Transactions denominated in currencies other than the functional currency are converted into Canadian dollars (the functional currency) using the exchange rate in effect at the date of the transaction or the average rate for the period in the case of recurring revenue and expense transactions. Monetary assets and liabilities are revalued into the functional currency at each balance sheet date using the exchange rate in effect at that date, with any resulting exchange gains or losses being credited or charged to the statement of operations. Non-monetary assets and liabilities are recorded in the functional currency using the exchange rate in effect at the date of the transaction and are not revalued for subsequent changes in exchange rates.

STOCK BASED COMPENSATION

The Company estimates the fair value of share-based payment awards made to employees and directors, including stock options, restricted stock and employee stock purchases related to employee stock purchase plans, on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as an expense ratably over the requisite service periods. The Company uses the Black-Scholes option pricing model to determine the fair value of the stock-based compensation that it grants to employees and non-employees. The Company is required to make certain assumptions in connection with this determination, the most important of which involves the calculation of volatility with respect to the price of its common stock. The computation of volatility is intended to produce a volatility value that is representative of the Company’s expectations about the future volatility of the price of its common stock over an expected term. The Company used its share price history to determine volatility and cannot predict how the price of its common shares of common stock will react on the open market in the future. As a result, the volatility value that the Company calculated may differ from the future volatility of the price of its shares of common stock.

CASHLESS EXERCISE OF STOCK OPTIONS

The Company issued stock options to directors to purchase common stock where the holder is entitled to exercise the stock options on a cashless basis. The Company accounts for the issuance of common stock on the cashless exercise of stock options on a net basis.

THE TIREX CORPORATION

A DEVELOPMENT STAGE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010

REVENUE RECOGNITION

The Company will generally recognize revenue from the sale of TCS Systems using the percentage-of-completion method when persuasive evidence of an arrangement exists, the fee is fixed or determinable and collectability is probable. The percentage-of-completion method will also require management to make certain estimates and assumptions that will affect the reported amounts of revenues and expenses.

All other revenue from other products will be recognized when shipped to the customer. The Company has recognized a small amount of revenue since entering the development stage.

RECENT ACCOUNTING PRONOUNCEMENTS

Effective January 1, 2010, the Company adopted changes issued by the Financial Accounting Standards Board (“FASB”) on January 21, 2010, to disclosure requirements for fair value measurements. Specifically, the changes require a reporting entity to disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers. The changes also clarify existing disclosure requirements related to how assets and liabilities should be grouped by class and valuation techniques used for recurring and nonrecurring fair value measurements. The adoption of these changes had no impact on the interim condensed consolidated financial statements.

Effective January 1, 2010, the Company adopted changes issued by the FASB on February 24, 2010, to accounting for and disclosure of events that occur after the balance sheet date, but before financial statements are issued or available to be issued, otherwise known as “subsequent events.” Specifically, these changes clarified that an entity that is required to file or furnish its financial statements with the Securities and Exchange Commission (“SEC”) is not required to disclose the date through which subsequent events have been evaluated. Other than the elimination of disclosing the date through which management has performed its evaluation for subsequent events, the adoption of these changes had no impact on the interim condensed consolidated financial statements.

In January 2010, the FASB issued changes to disclosure requirements for fair value measurements. Specifically, the changes require a reporting entity to disclose, in the reconciliation of fair value measurements using significant unobservable inputs (Level 3), separate information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number). These changes become effective for the Company beginning January 1, 2011. Other than the additional disclosure requirements, management has determined these changes will not have an impact on the interim condensed consolidated financial statements.

In October 2009, the Financial Accounting Standards Board (“FASB”) issued new revenue recognition standards for arrangements with multiple deliverables, where certain of those deliverables are non-software related. The new standards permit entities to initially use management’s best estimate of selling price to value individual deliverables when those deliverables do not have Vendor Specific Objective Evidence (“VSOE”) of fair value or when third-party evidence is not available. Additionally, these new standards modify the manner in which the transaction consideration is allocated across the separately identified deliverables by no longer permitting the residual method of allocating arrangement consideration. These new standards are effective for annual periods ending after June 15, 2010 and early adoption is permitted. The adoption of the new standards will not have an impact on the Company’s consolidated financial position, results of operations and cash flows.

In June 2009, the FASB issued guidance establishing the Codification as the source of authoritative U.S. Generally Accepted Accounting Principles (U.S. GAAP”) recognized by the FASB to be applied by non-governmental entities. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. The Codification supersedes all existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. The FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts. Instead, the FASB will issue Accounting Standards Updates, which will serve only to update the Codification, provide background information about the guidance and provide the vases for conclusions on changes in the Codification. All content in the Codification carries the same level of authority, and the U.S. GAAP hierarchy was modified to include only two levels of U.S. GAAP: authoritative and non-authoritative. The Codification is effective for the Company’s interim and annual periods beginning with the Company’s year ending June 30, 2009. Adoption of the Codification affected disclosures in the Consolidated Financial Statements by eliminating references to previously issued accounting literature, such as SFASs, EITFs and FSPs.

THE TIREX CORPORATION

A DEVELOPMENT STAGE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010

In June 2009, the FASB issued amended standards for determining whether to consolidate a variable interest entity. These new standards amend the evaluation criteria to identify the primary beneficiary of a variable interest entity and require ongoing reassessment of whether an enterprise is the primary beneficiary of the variable interest entity. The provisions of the new standards are effective for annual reporting periods beginning after November 15, 2009 and interim periods within those fiscal years. The adoption of the new standards will not have an impact on the Company’s consolidated financial position, results of operations and cash flows.

In May 2009, the FASB issued guidance establishing general standards for accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued and shall be applied to subsequent events not addressed in other applicable generally accepted accounting principles. This guidance, among other things, sets forth the period after the balance sheet date during which management should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and the disclosures an entity should make about events or transactions that occurred after the balance sheet date. The adoption of this guidance had no impact on the Company’s consolidated financial position, results of operations and cash flows.

Note 4     PROPERTY AND EQUIPMENT

As at June 30, 2010 and 2009, plant and equipment consisted of the following:

Furniture, fixtures and equipment	$149,516
Manufacturing equipment	87,400
Subtotal	236,916

Less: Accumulated depreciation and amortization	236,916

Total	$0

Depreciation and amortization expense charged to operations for the years ended June 30, 2010 and 2009 was $0.

NOTE 5     PATENTS

The Company’s technology is patent protected in both the United States and Canada. Patent maintenance fees are current in both countries. The valuation on the Balance Sheet reflects recognition of valid patents and does not attempt to establish the true commercial value.

NOTE 6     CONVERTIBLE SUBORDINATED DEBENTURES

The Company issued Type B Convertible Subordinated Debentures between December 1997 and February 1998. These debentures bore interest at 10% and were convertible into common shares of the Company at $0.20 per share. The conversion privilege on the remaining $55,000 of these debentures expired.

NOTE 7     CONVERTIBLE NOTES

The Convertible Notes appearing on the balance sheet consisted of an investment arrangement with a group of institutional investors involving a multi-stage financing under which the Company had access to, at its option, up to $5,000,000. A first tranche of $750,000 was completed but no further draw downs were made. The terms of the convertible note were:

THE TIREX CORPORATION

A DEVELOPMENT STAGE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010

Balance at June 30, 2010 and 2009	$399,389

Interest rate	8%, payable quarterly, commencing June 30, 2001, and 18% after March 10, 2003, the default date

Issue date	February 26, 2001

Maturity date	February 26, 2003

Redemption rights	If not converted, the holder may require the Company to redeem at any time after maturity for the principal amount plus interest.

Conversion ratio	Lower of (i) – 80% of the average of the three lowest closing bid prices for the thirty trading days prior to the issue date, which equals $.073, or (ii) – 80% of the average of the three lowest closing bid prices for the sixty trading days prior to the conversion date.

Common stock warrants	The Convertible Notes carried an option to purchase Common stock warrants at the rate of one Warrant for each $1.25 of purchase price. The exercise price on the first tranche of $ 750,000 is $ .077 per share. As of June 30, 2009 and 2008, the term of these warrants had expired.

Certain current and previous Directors and Officers of the Company have pledged approximately 12,000,000 of their personal shares of Common Stock of the Company as security for the Convertible Notes until such time as the Company would successfully file with the Securities and Exchange Commission a Registration Statement on Form SB-2, to register common stock and warrants issuable upon the conversion of the notes, no later than 150 days after the issue date of the Convertible Notes. This deadline was not met and, as such, the investors served a notice of default to the Company on July 19, 2001. The Registration Statement was never declared effective by the Securities and Exchange Commission and was eventually withdrawn. Thus, the Convertible Notes cannot be converted to Common Stock nor may the Common Stock warrants be exercised. On April 24, 2002 the Company entered into a Settlement Agreement with the Note holders. The Company was forced to default on this Settlement Agreement. Accordingly, the terms of the Convertible Notes have become effective once again. 8,371,597 collateral common shares provided to the investors were the property of former Tirex Director, Louis A, Sanzaro, now deceased. The shares due to Louis A. Sanzaro have been issued during the quarter ended September 30, 2008 to a family member. The collateral shares provided by Louis V. Muro, 1,723,514 common shares, were replaced during the quarter ended September 30, 2008. The collateral shares provided by John L. Threshie Jr., 1,891,204 shares, were replaced during the quarter ended December 31, 2008.

THE TIREX CORPORATION

A DEVELOPMENT STAGE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010

A convertible note, under a private arrangement, consists of the following:

Balance at June 30, 2010 and 2009	$ 185,556

Interest rate	8%

Issue date	July 19th, 2000

Maturity date	January 19th, 2002

Redemption rights	If not converted, the holder may require the Company to redeem at any time after maturity for the principal amount plus interest.

Conversion ratio

As stated in the note agreement, it is not convertible prior to July 19th, 2001, at 20% discount to market between July 19th, 2001 and January 19th, 2002 or at 25% to market if held to maturity, to a maximum of not more than 2,500,000 shares. The note holder subsequently amended the agreement to provide for a conversion price of $0.33 per share.

NOTE 8     CONVERTIBLE NOTES - PRIVATE INVESTORS

Commencing in Fiscal year 2006, certain expenses of the Company have been funded by a series of non-interest bearing convertible notes with no specific terms of repayment made by a significant number of private individuals investing modest amounts. The total dollars received from these private investors up to June 30, 2010 is U.S.$303,400. These private investors, fully cognizant of the Company’s situation, accepted that their investments were being made and represented by a convertible debt, the conversion of which could occur only once the Company would have shares available for issuance. These debts are convertible at fixed prices rather than as a discount to market and range from $.0007 to $.005 per share.

	Fiscal year 2006	Fiscal year 2007	Fiscal year 2008	Fiscal year 2009	Fiscal year 2010

Dollars received	$60,700	$54,000	$77,100	$47,300	$64,300

Shares to be issued	13,140,000	12,900,000	21,700,000	38,371,429	45,020,000

Of the above shares, most were issued, unrestricted, during the years ended June 30, 2009 and 2010. The remaining shares will be issued during Fiscal year 2011. The balance owing to private investors awaiting conversion to common shares, at June 30, 2010 and 2009, was $23,500 and $35,300, respectively.

NOTE 9     DERIVATIVE FINANCIAL INSTRUMENTS

ASC Topic 815 (“ASC 815”) requires that all derivative financial instruments be recorded on the balance sheet at fair value. Fair values for exchange traded securities and derivatives are based on quoted market prices. Where market prices are not readily available, fair values are determined using market based pricing models incorporating readily observable market data and requiring judgment and estimates.

THE TIREX CORPORATION

A DEVELOPMENT STAGE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010

The Company issued convertible notes and stock warrants and has evaluated the terms and conditions of the conversion features contained in the notes and warrants to determine whether they represent embedded or freestanding derivative instruments under the provisions of ASC 815. The Company determined that the conversion features contained in the notes and warrants represent freestanding derivative instruments that meet the requirements for liability classification under ASC 815. As a result, the fair value of the derivative financial instruments in the notes and warrants is reflected in the Company’s balance sheet as a liability. The fair value of the derivative financial instruments of the convertible notes and warrants was measured at the inception date of the notes and warrants and each subsequent balance sheet date. Any changes in the fair value of the derivative financial instruments are recorded as non-operating, non-cash income or expense at each balance sheet date.

Tirex valued the conversion features in its convertible notes using the Black-Scholes model. The Black-Scholes model values the embedded derivatives based on a risk-free rate of return, grant dates of stock warrants, the term of the stock warrants stock warrants conversion prices, current stock prices, annual expected dividends and the computed measure of the Company’s stock volatility.

Tirex valued the conversion features in its convertible notes using the Black-Scholes model. The Black-Scholes model values the embedded derivatives based on a risk-free rate of return ranging from 1.32% to 4.87%, grant dates of stock warrants, the term of the stock warrants, conversion prices ranging from $0.00008 to $0.33, current stock prices on the measurement date ranging from $0.0007 to $0.076, and the computed measure of the Company’s stock volatility, ranging from 166% to 2,986%. The balances as of June 30, 2010 and 2009 are $1,069,075 and $1,230,621, respectively.

Derivative Liability Summary:

Derivative liability, June 30, 2008	2,325,572

Change in derivative liability	(1,094,951)

Derivative liability, June 30, 2009	1,230,621

Change in derivative liability	(161,546)

Derivative liability, June 30, 2010	1,069,075

NOTE 10    RELATED PARTY TRANSACTIONS

Accrued liabilities include amounts primarily due to Directors, Officers and employees. Historically, such amounts due have been repaid through the issuance of stock. At June 30, 2010 and June 30, 2009, the balances owing to Directors and Officers was $1,241,982 and $1,534,648, respectively. These amounts are without interest or terms of repayment. For the years ended June 30, 2010 and 2009, $12,000 and $9,750, respectively, for rental expense was charged by John Threshie, the Company’s President & CEO.

Notes payable at June 30, 2008 included an amount of $162,500 which was payable to Ocean Tire Recycling & Processing Co., Inc., a company previously owned by a former Director of the Company, Louis A. Sanzaro, and now deceased. The Company negotiated a Settlement Agreement with the family of Louis A. Sanzaro with respect to this note, lease obligations and other expenses paid by Mr. Sanzaro, under which the Company would issue a total of 50,000,000 shares. 34,249,800 million shares were issued during the quarter ended September 30, 2008 and the remaining 15,750,200 shares will be issued in the future. A common stock payable of $43,500 was recorded for the remaining 15,750,200 shares to be issued in the future. During the year ended June 30, 2010, an additional 5,000,000 shares were issued reducing the common stock payable by $13,809.54.

THE TIREX CORPORATION

A DEVELOPMENT STAGE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010

Note 11     COMMON STOCK

On January 31, 2001, the Company's stockholders approved an amendment to the Articles of Incorporation of the Company to increase the number of authorized shares of Common stock, par value $0.001, from 165,000,000 shares to 250,000,000 shares. On February 11, 2008, the Company's Board of Directors approved an amendment to the Articles of Incorporation of the Company to increase the number of authorized shares of Common stock, par value $0.001, from 250,000,000 shares to 1,000,000,000 shares. On May 7, 2009, the Company's Board of Directors approved an amendment to the Articles of Incorporation of the Company to increase the number of authorized shares of Common stock, par value $0.001, from 1,000,000,000 shares to 1,500,000,000 shares. On February 17, 2010, the Company's Board of Directors approved an amendment to the Articles of Incorporation of the Company to increase the number of authorized shares of Common stock, par value $0.001, from 1,500,000,000 shares to 2,000,000,000 shares.

As at June 30, 2010, the Company had 1,876,999,756 Common shares issued and outstanding.

During the year ended June 30, 2010, the Company issued 757,507,540 common shares summarized as follows:

a)	Common Stock Issued for Settlement of Convertible Notes and Accounts Payable and Accrued Liabilities – Non-Related Parties

During 2010, the Company issued 110,000,000 common shares, valued at $324,187, in settlement of $216,798 of convertible notes previously issued by the Company and accounts payable and accrued liabilities at stock prices between .001 and .004, recording a total net loss on settlement of $107,389. The common stock was valued at the conversion rate in accordance with the convertible debt or at the market price on the date of issuance of the shares.

b)	Common Stock Issued for Services

During 2010, the Company issued 193,500,000 common shares, valued at $514,905, in settlement of $485,450 of services rendered at stock prices between $.001 and $.004, recording a total net loss on settlement of $29,455. The common stock was valued at the market price on the date of issuance of the shares.

c)	Common Stock Issued for Conversion of Debt (private investors)

During 2010, the Company issued 61,291,429 common shares in settlement of $61,100 of funding from private investors, as described in Note 8, at stock prices between $.0007 and $.006. The common stock was valued using the conversion rate in accordance with the terms of the agreement. No gain or loss on conversion was recorded.

d)	Common Stock Issued to Related Parties

During 2010, the Company issued 389,716,111 common shares, valued at $1,398,096, in settlement of $946,666 of convertible debts and accrued liabilities from related parties, Directors and Officers, as described in Note 10, at stock prices between $.001 and $.008, recording a total net loss on settlement of $451,430. The common stock was valued at the market price on the date of issuance of the shares.

e)	Common Stock Issued for Stock Options exercised on a Cashless Basis

During 2010, the Company issued 3,000,000 common shares in settlement of options exercised by Directors and Officer, as described in Note 13, on a cashless basis at an exercise price of $.002.

THE TIREX CORPORATION

A DEVELOPMENT STAGE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010

During the year ended June 30, 2009, the Company issued 827,496,324 common shares summarized as follows:

f)	Common Stock Issued for Settlement of Convertible Notes and Accounts Payable and Accrued Liabilities – Non-Related Parties

During 2009, the Company issued 191,750,000 common shares, valued at $340,920, in settlement of $349,116 of convertible notes previously issued by the Company and accounts payable and accrued liabilities at stock prices between .001 and .004, recording a total net loss on settlement of $4,098. The common stock was valued at the conversion rate in accordance with the convertible debt or at the market price on the date of issuance of the shares.

g)	Common Stock Issued for Services

During 2009, the Company issued 64,900,000 common shares, valued at $87,463, in settlement of $102,335 of services rendered at stock prices between $.001 and $.004, recording a total net gain on settlement of $14,872. The common stock was valued at the market price on the date of issuance of the shares.

h)	Common Stock Issued for Conversion of Debt (private investors)

During 2009, the Company issued 50,140,000 common shares in settlement of $203,800 of funding from private investors, as described in Note 8, at stock prices between $.0007 and $.006. The common stock was valued using the conversion rate in accordance with the terms of the agreement. No gain or loss on conversion was recorded.

i)	Common Stock Issued to Related Parties

During 2009, the Company issued 513,206,324 common shares, valued at $1,033,946, in settlement of $1,316,873 of convertible debts and accrued liabilities from related parties, Directors and Officers, as described in Note 10, at stock prices between $.001 and $.008, recording a total net gain on settlement of $282,927. The common stock was valued at the market price on the date of issuance of the shares.

j)	Common Stock Issued for Stock Options exercised on a Cashless Basis

During 2009, the Company issued 6,000,000 common shares in settlement of options exercised by Directors and Officer, as described in Note 13, on a cashless basis at an exercise price of $.002. During the year ended June 30, 2004, an Officer of the Company exercised stock options pursuant to a services agreement. The exercise of these stock options entitled the Officer to 1,500,000 common shares of the Company on a cashless basis. These shares were issued during the first quarter of Fiscal year 2009 at an exercise price of $.001.

Note 12     PREFERRED STOCK

On June 19, 2008, the Company’s Board of Directors approved an amended Certificate of Designation with respect to the authorization and issuance of up to 3,000,000 Series A Preferred shares, an increase from the 1,000,000 shares of Series A Preferred stock that were authorized to be issued in the Certificate of Designation of Series A Preferred stock passed by the Board of Directors on May 12, 2008. No cash dividends shall be paid with respect to the shares of Series A Preferred stock. The Series A Preferred stock shall give its holders the right to 100 votes per share on any matter properly before the shareholders for a vote. The voting rights of the Series A Preferred stock shall be subject to all splits and each share will be convertible into 5 shares of Common stock upon the earlier of: (i)

THE TIREX CORPORATION

A DEVELOPMENT STAGE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010

the holders’ election or (ii) January 8, 2009. The holders of all shares of Series A Preferred stock shall not be subject to any non-cash distributions to holders of shares of Common stock, including without limitation, stock dividends, stock splits and securities issued in a recapitalization. In the event of liquidation or winding up of the Corporation, the holders of the Series A Preferred stock will be entitled to receive, prior and in preference to the holders of the Common stock, an amount up to but not greater than the original purchase price per share of Series A Preferred stock, notwithstanding the par value of the Series A Preferred stock. These three million Series A Preferred Shares were issued to three Directors and Officers in June 2008. The value assigned to this issuance is $286,000, based on an estimate of the fair market value on the issuance date. The fair market value is calculated as the greater of (i) the converted value to common stock at a ratio of 1:5 and, (ii) the value of the voting rights. These shares as a group represent a controlling voting interest. The the fair market value also takes into account this control premium. The control premium is based on publicly traded companies or comparable entities which have been recently acquired in arm’s-length transactions. The preferred shares were issued to settle accrued liabilities to the Directors and Officers in the amount of $15,000. A loss on issuance of these preferred shares was recognized in the income statement in the amount of $271,000.

On March 31, 2009, the Company’s Board of Directors approved an amended Certificate of Designation with respect to the authorization and issuance of up to 15,000,000 Series A Preferred shares, an increase from the 3,000,000 shares of Series A Preferred stock that were authorized to be issued in the Certificate of Designation of Series A Preferred stock passed by the Board of Directors on May 12, 2008. No cash dividends shall be paid with respect to the shares of Series A Preferred stock. The Series A Preferred stock shall give its holders the right to 100 votes per share on any matter properly before the shareholders for a vote. The voting rights of the Series A Preferred stock shall be subject to all splits and each share will be convertible into 5 shares of Common stock upon the earlier of: (i) the holders’ election or (ii) January 8, 2009. The holders of all shares of Series A Preferred stock shall not be subject to any non-cash distributions to holders of shares of Common stock, including without limitation, stock dividends, stock splits and securities issued in a recapitalization. In the event of liquidation or winding up of the Corporation, the holders of the Series A Preferred stock will be entitled to receive, prior and in preference to the holders of the Common stock, an amount up to but not greater than the original purchase price per share of Series A Preferred stock, notwithstanding the par value of the Series A Preferred stock. These twelve million Series A Preferred Shares were issued to three Directors and Officers in March 2009. The value assigned to this issuance is $175,000, based on an estimate of the fair market value on the issuance date. The fair market value is calculated as the greater of (i) the converted value to common stock at a ratio of 1:5 and, (ii) the value of the voting rights. These shares as a group represent a controlling voting interest. The fair market value also takes into account this control premium. The control premium is based on publicly traded companies or comparable entities which have been recently acquired in arm’s-length transactions. The preferred shares were issued to settle accrued liabilities to the Directors and Officers in the amount of $60,000. A loss on issuance of these preferred shares was recognized in the income statement in the amount of $115,000.

On February 16, 2010, the Company’s Board of Directors approved an amended Certificate of Designation with respect to the authorization and issuance of up to 25,000,000 Series A Preferred shares, an increase from the 15,000,000 shares of Series A Preferred stock that were authorized to be issued in the Certificate of Designation of Series A Preferred stock passed by the Board of Directors on March 31, 2009. No cash dividends shall be paid with respect to the shares of Series A Preferred stock. The Series A Preferred stock shall give its holders the right to 100 votes per share on any matter properly before the shareholders for a vote. The voting rights of the Series A Preferred stock shall be subject to all splits and each share will be convertible into 5 shares of Common stock upon the earlier of: (i) the holders’ election or (ii) January 8, 2009. The holders of all shares of Series A Preferred stock shall not be subject to any non-cash distributions to holders of shares of Common stock, including without limitation, stock dividends, stock splits and securities issued in a recapitalization. In the event of liquidation or winding up of the Corporation, the holders of the Series A Preferred stock will be entitled to receive, prior and in preference to the holders of the Common stock, an amount up to but not greater than the original purchase price per share of Series A Preferred stock, notwithstanding the par value of the Series A Preferred stock.

As at June 30, 2010, the Company had 15,000,000 Series A preferred shares issued and outstanding.

THE TIREX CORPORATION

A DEVELOPMENT STAGE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010

Note 13     STOCK OPTIONS

a)	Stock Options

Under executive employment agreements with Tirex, its three officers, John Threshie, Lou Muro and Michael Ash have been granted stock options for each of the fiscal years June 30, 2010, 2009 and 2008.

1)	John L. Threshie Jr., President

3,000,000 stock options at the beginning of the fiscal years 2008, 2009 and 2010. The stock options are exercisable within three years of the date of issue of the stock options. The exercise price of the stock options are as follows:

Year 1 – Lesser of $.20 or 50% of market

Year 2 – Lesser of $.40 or 50% of market

Year 3 – Lesser of $.50 or 50% of market

2)	Michael D.A. Ash, Secretary-Treasurer & Chief Financial Officer

2,000,000 stock options at the beginning of the fiscal years 2008, 2009 and 2010. The stock options are exercisable within three years of the date of issue of the stock options. The exercise price of the stock options are as follows:

Year 1 – Lesser of $.20 or 50% of market.

Year 2 – Lesser of $.40 or 50% of market.

Year 3 – Lesser of $.50 or 50% of market.

3)	Louis V. Muro, Vice President - Engineering

1,000,000 stock options at the beginning of the fiscal years 2008, 2009 and 2010. The stock options are exercisable within three years of the date of issue of the stock options. The exercise price of the stock options are as follows:

Year 1 – Lesser of $.20 or 50% of market.

Year 2 – Lesser of $.40 or 50% of market.

Year 3 – Lesser of $.50 or 50% of market.

A summary of the changes in the Company’s common share stock options is presented below:

THE TIREX CORPORATION

A DEVELOPMENT STAGE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010

	June 30, 2010		June 30, 2009

		Weighted		Weighted
	Number of	Average Exercise	Number of	Average Exercise
	Stock Options	Price ($)	Stock Options	Price ($)

Balance at beginning of the year	6,000,000	0.002	6,000,000	0.002

Granted	6,000,000	0.001	6,000,000	0.001
Exercised	(6,000,000)	(0.002)	(6,000,000)	(0.002)
Forfeited	-	-	-	-

Balance at end of the year	6,000,000	0.001	6,000,000	0.001

The fair value of the options granted during the year was measured at the date of grant using the Black-Scholes option pricing model with the following weigthed-average assumptions:

	Year ended
	June 30,
	2010	2009
Risk - free interest rate	0.795%	2.51%
Expected volatility	1474.0%	2236.6%
Expected life of stocks options (in years)	1.5	1.5
Assumed dividends	None	None

The Company recognized compensation expense related to stock options for the years ended June 30, 2010 and 2009 of $7,200 and $30,000, respectively.

Note 14     RENTAL EXPENSE AND COMMITMENTS

Rental expense for the years ended June 30, 2010 and 2009 amounted to $12,000 and $9,750, respectively, and was payable to John Threshie, the Company’s President & CEO.

At June 30, 2010, the Company was in arrears of rent, including interest and related charges, in the approximate amount of $560,000 related to its former occupation of premises in Montreal up to the end of Fiscal year 2003. A settlement agreement with the former landlord is in place under the terms of which the Company would pay to the former landlord the sum of $140,000 from the proceeds to the Company of revenues from each of the first four sales of TCS Systems.

As of June 30, 2010, the Company does not have any outstanding lease commitments or minimum annual rental payments and sub-lease income.

Note 15     LITIGATION

An action was instituted by Plaintiffs, an individual and a corporation, in March 2001, in a Canadian court alleging a breach of contract and claims damages of approximately $795,000 representing expenses and an additional approximate amount of $5,411,000 in loss of profits. The current action follows two similar actions taken in United States courts, the first of which was withdrawn and the second of which was dismissed based on forum non convenience and other considerations. A detailed answer has been filed by the Company denying all liability, stating further that Plaintiffs failed to comply with their obligations. Counsel for the Company believes that the Company has meritorious defenses to all of the Plaintiff's claims. The action is still pending.

THE TIREX CORPORATION

A DEVELOPMENT STAGE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010

A Plaintiff instituted an action, a corporation, in August 2001 in a Canadian court claiming approximately $99,000 is due and owing for the manufacture and delivery of tire disintegrators. The Company has prepared its defense and a cross claim of $100,000 against the Plaintiff as the product delivered was defective and the Company believes it is entitled to a reimbursement of sums paid. The action is still pending.

An action was instituted by a Plaintiff, the Company’s landlord, against the Company in June 2001 for arrears of rent in the amount of approximately $113,900. Subsequent additions to arrearages with respect to rent and property taxes raised the amount due to approximately $560,000. A settlement agreement with the former landlord is in place, under the terms of which the Company would pay to the former landlord the sum of $140,000 from the proceeds to the Company of revenues from the first four sales of TCS Systems.

An action was instituted by a Plaintiff, a corporation, in March 2001 in a Canadian court. The Company did not defend the action and, as such, a judgment was rendered against it in August 2001, by which judgment it was ordered to pay the Plaintiff $28,443. Execution of the judgment was attempted in 2002, without success. This matter has remained effectively dormant since February 2002. The Company has fully accrued the amount of the judgment.

Note 16     SUBSEQUENT EVENTS

Subsequent to June 30, 2010 and up to January 4, 2011, the Company issued 20,000,000 common shares for services performed and in partial payment of a Settlement Agreement under Securities Act Regulation 10(a)3.

Additional funding from private investors, referred to in Note 8, was received during Fiscal 2011 in the amount of $32,000 with conversion prices of $.005.

On December 6, 2010, the Company issued 10,000,000 Series A Preferred Shares to three Directors and Officers. The preferred shares were issued to settle accrued liabilities to the Directors and Officers in the amount of $50,000.